Exhibit 99.1

Raptor Pharmaceutical Corp. Signs $50 Million Loan Agreement With HealthCare Royalty Partners

NOVATO, Calif., Dec. 20, 2012 (GLOBE NEWSWIRE) -- Raptor Pharmaceutical Corp. ("Raptor" or the "Company") (Nasdaq:RPTP), today announced that it has signed a $50 million loan agreement with HealthCare Royalty Partners ("HC Royalty") to help fund the commercialization of PROCYSBI™, the branded name of RP103 for the potential treatment of nephropathic cystinosis, and advance the Company's development programs.
Under the terms of the agreement, Raptor will receive $25 million (the "First Tranche Loan") at closing and an additional $25 million (the "Second Tranche Loan") upon U.S. Food and Drug Administration approval of PROCYSBI. The First Tranche and Second Tranche Loans, which mature on December 31, 2019, bear interest at an annual fixed rate of 10.75% and a Synthetic Royalty® variable rate, tiered down, based on a percentage of future PROCYSBI sales. The loan is interest-only for the first two years.
"This loan agreement with HC Royalty further validates the growing value of PROCYSBI and Raptor's pipeline. We believe that the proceeds of this financing will provide us with the necessary capital to fund our activities through FDA approval of PROCYSBI, based on our current assumptions for the timing of a potential FDA approval of PROCYSBI, as well as to fund our plans to launch PROCYSBI in the U.S., if approved by the FDA," stated Christopher Starr, Raptor's CEO. "At closing of the first Tranche we will have over $55 million in cash on our balance sheet, with an additional $25 million to be funded under the Second Tranche Loan upon FDA approval of PROCYSBI."
"There is significant unmet market need for a more tolerable cystinosis treatment with a less burdensome dosing schedule and we believe PROCYSBI will fill that need for patients once it is approved by the FDA," commented Clarke B. Futch, Founding Managing Director at HC Royalty. "We are pleased to partner with Raptor to help fund the commercialization of this important orphan drug."
About Cystinosis and RP103
Cystinosis is a rare, life-threatening metabolic disorder that causes systemic toxic cystine accumulation. Toxic cystine accumulation leads to progressive and irreversible tissue damage and multi-organ failure including renal failure, blindness, CNS damage, respiratory deficiencies, muscle wasting, and premature death. Cystinosis is usually diagnosed in the first years of life and requires lifelong therapy. Left untreated, the disease is fatal by the end of the first decade of life. Daily cystine depletion is the primary treatment strategy for cystinosis. Despite a life-long requirement for cystine-depleting agent use to help preserve multi-organ function, a cumulative inability to maintain adequate cystine control results in the rapid deterioration of kidney function and ensuing need for kidney transplantation.
RP103 is an oral, delayed and extended-release medication containing enteric-coated spheronized micro-beads of cysteamine bitartrate. PROCYSBI is the branded name of RP103 for the potential treatment of cystinosis. The New Drug Application and Marketing Authorization Application for RP103 for the potential treatment of nephropathic cystinosis have been submitted to the FDA and the European Medicines Agency, respectively, and the NDA has been assigned a PDUFA date of January 30, 2013. RP103 is also in clinical development for the potential treatment of Huntington's disease and non-alcoholic steatohepatitis ("NASH"). In cystinosis patients, RP103 may reduce cellular toxicity by continuously removing cystine from the lysosome. RP103, which can also cross the blood-brain barrier, was engineered specifically to allow release of cysteamine bitartrate micro-spheres in the duodenum for optimal absorption while simultaneously enabling administration every 12-hours for the potential treatment of cystinosis.
Leerink Swann, LLC and Cowen & Company, LLC served as co-financial advisors and placement agents to Raptor in connection with the financing.

About Raptor Pharmaceutical Corp.
Raptor Pharmaceutical Corp. (Nasdaq:RPTP) ("Raptor") seeks to research, develop, and provide access to medicines that improve life for patients with severe and rare disorders. Raptor currently has product candidates in clinical development designed to potentially treat nephropathic cystinosis, Non-alcoholic Steatohepatitis, Huntington's Disease, and aldehyde dehydrogenase deficiency.
Raptor's preclinical programs are based upon bioengineered novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein and related proteins that are designed to target cancer and infectious diseases. For additional information, please visit www.raptorpharma.com.
The Raptor Pharmaceutical Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7180
About HealthCare Royalty Partners
HealthCare Royalty Partners is a global healthcare investment firm focused on providing financing solutions to healthcare companies and royalty owners with interests in approved pharmaceutical and medical device products. The firm's senior investment team has participated in 40 royalty financings valued at $2 billion over the past decade. For more information, visit www.healthcareroyalty.com/.
FORWARD LOOKING STATEMENTS
This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements: that the Second Tranche Loan will be funded; that PROCYSBI will receive FDA approval and will generate sales; that the financing with HC Royalty will provide capital to fund Raptor's activities through FDA approval of PROCYSBI and Raptor's plans to launch PROCYSBI, if approved by the FDA; that there is a significant unmet market need for a more tolerable cystinosis treatment with a less burdensome dosing schedule and that PROCYSBI will fill that need for patients if approved by the FDA; and that Raptor will be able to successfully develop RP103 or any of its other product candidates. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company's actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent the Company's forward looking statements from fruition include: that Raptor may be unsuccessful in developing any products or acquiring products; that Raptor's technology may not be validated as it progresses further and its methods may not be accepted by the scientific community; that Raptor is unable to retain or attract key employees whose knowledge is essential to the development of its products; that unforeseen scientific difficulties develop with the Company's process; that Raptor's patents are not sufficient to protect essential aspects of its technology; that competitors may invent better technology; that Raptor's products may not work as well as hoped or worse, that the Company's products may harm recipients; and that Raptor may not be able to raise sufficient funds for development or working capital. As well, Raptor's products may never develop into useful products and even if they do, they may not be approved for sale to the public. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including: Raptor's annual report on Form 10-K filed with the SEC on November 14, 2012 which are available free of charge on the SEC's web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements.

CONTACT: Georgia Erbez

         Chief Financial Officer
         Raptor Pharmaceutical Corp.
         (415) 382-1111 x204
         gerbez@raptorpharma.com